 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2019

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Except as required by law, the Company does not undertake to update its forward-looking statements.

Item 8.01     Other Events

a)	Changes to Outstanding Shares of Capital Stock

As reported on Form 8-K filed July 17, 2019, on July 16, 2019 we issued approximately 3,257 shares of our Series H Convertible Preferred Stock (“Series H Stock”) in exchange for all of the then-outstanding shares of our Series F and Series G Convertible Preferred Stock. That filing noted, among other things, that the Series H Stock may be converted at the option of the Investor into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) determined by dividing the stated value of the Series H Stock by the conversion price, which shall be equal to the lesser of (i) $7.50 per share and (ii) 80% of the lowest volume weighted average price of the Common Stock during the ten trading days immediately preceding the delivery of a notice of conversion (the “Series H Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, also reduce the Series H Conversion Price.

As reported on Form 8-K filed July 24, 2019, on July 24, 2019 we issued 700 shares of our Series I Convertible Preferred Stock (“Series I Stock”) in exchange for $700,000. That filing noted, among other things, that the Series I Stock may be converted at any time at the option of the Purchasers into shares of our Common Stock at the lesser of (i) $7.50 per share and (ii) 80% of the lowest volume weighted average price of the Common Stock during the ten trading days immediately preceding the delivery of a notice of conversion (the “Series I Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, also reduce the Series I Conversion Price.

See the above-referenced Form 8-K filings for additional information regarding the terms and conditions of the Series H Stock and Series I Stock, including limitations on beneficial ownership percentages, as well as copies of the related documents.

During July, August and September 2019, holders of the Series H Convertible Preferred Stock have converted an aggregate of 1,003 shares ($1,002,752 stated value) of the Series H Convertible Preferred Stock into 94,687,441 shares of our Common Stock. The following table provides additional details:

Outstanding Capital Stock and Warrants

Class	June 30, 2019 Outstanding Shares	September 30, 2019 Outstanding Shares
Common Stock $0.01 per value	813,916	95,627,584
Series B Convertible Preferred Stock, $0.01 per value	100 ($100,000 stated value)	100 ($100,000 stated value)
Series F Convertible Preferred Stock, $0.01 per value	2,302 ($2,302,493 stated value)	0
Series G Convertible Preferred Stock, $0.01 per value	1,000 ($1,000,000 stated value)	0
Series H Convertible Preferred Stock, $0.01 per value	0	2,254 ($2,253,782 stated value)
Series I Convertible Preferred Stock, $0.01 per value	0	700 ($700,000 stated value)

Warrants	June 30, 2019 Shares Subject to Warrants	September 30, 2019 Shares Subject to Warrants
Number of shares subject to Warrants	294,302	294,302

b)	CEO Letter to Shareholders

On October 1, 2019 we issued a press release containing a letter to our shareholders from our CEO, which discusses the changes in our outstanding shares of capital stock described in this Form 8-K. A copy of the press release is attached to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

Exhibit 99.1     Press Release, dated October 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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